                                                Exhibit 99.1

First Financial Bancorp Announces First Quarter 2022 Financial Results

•Earnings per diluted share of $0.44; $0.46 on an adjusted(1) basis
•Return on average assets of 1.03%; 1.09% on an adjusted(1) basis
•Net interest margin on FTE basis of 3.17%; 12 bp increase excluding loan fees and accretion
•Net charge-offs declined 69.3%; Provision recapture of $5.8 million

Cincinnati, Ohio - April 21, 2022. First Financial Bancorp. (Nasdaq: FFBC) (“First Financial” or the “Company”) announced financial results for the three months ended March 31, 2022.

For the three months ended March 31, 2022, the Company reported net income of $41.3 million, or $0.44 per diluted common share. These results compare to net income of $46.9 million, or $0.50 per diluted common share, for the fourth quarter of 2021 and $47.3 million, or $0.48 per diluted common share, for the first quarter of 2021.

Return on average assets for the first quarter of 2022 was 1.03% while return on average tangible common equity was 14.93%(1). These compare to returns on average assets of 1.16% and 1.20%, and returns on average tangible common equity of 15.11%(1) and 15.24%(1), in the fourth quarter of 2021 and the first quarter of 2021, respectively.

First quarter 2022 highlights include:

•Loan balances flat when compared to linked quarter2, excluding impact of PPP
◦Loan balances decreased $46.7 million compared to the linked quarter; PPP loan balances decreased $34.4 million

•Net interest margin of 3.17% on a fully tax-equivalent basis(1), exceeded expectations
◦6 basis point decrease to 3.17% from 3.23% in the linked quarter driven by PPP forgiveness and lower loan fees, which offset increase in asset yields during the period
◦12 basis point increase excluding loan fees and accretion

•Noninterest income of $41.3 million, or $41.5 million as adjusted(1)
◦Leasing business income of $6.1 million
◦Wealth management fees remained strong at $6.1 million
◦Foreign exchange income of $10.2 million; decline from record fourth quarter
◦Mortgage banking revenue declined $2.6 million, or 40.4% from fourth quarter

•Noninterest expenses of $102.8 million, or $100.0 million as adjusted(1)
◦Adjustments(1) include:
▪$0.3 million of acquisition related costs
▪$2.5 million of other costs not expected to recur such as severance and branch consolidation costs
◦Increase in expenses driven by $8.6 million of Summit expenses, higher healthcare costs and elevated payroll taxes
◦Efficiency ratio of 69.6%; 67.7% as adjusted(1)

________________________________________________________________________________________
(1) Non-GAAP measure. For details on the calculation of these non-GAAP financial measures and a reconciliation to the GAAP financial measure, see the sections titled “Use of Non-GAAP Financial Measures” in this release and “Appendix: Non-GAAP to GAAP Reconciliation” in the accompanying slide presentation.

(2) The consolidated balance sheets at March 31, 2022 and December 31, 2021 include assets acquired and liabilities assumed in the Summit Financial transaction. The fair value measurements of assets acquired and liabilities assumed are subject to refinement for up to one year after the closing date of the acquisition as additional information relative to closing date fair values becomes available.

•Total Allowance for Credit Losses of $137.3 million; Total quarterly provision recapture of $5.8 million
◦Loans and leases - ACL of $124.1 million, 1.34% of total loans
◦Unfunded Commitments - ACL of $13.2 million
◦Provision recapture driven by strong credit quality
◦Net charge-offs declined 69.3% to 0.10% of average loans and leases

•Regulatory capital ratios remain in excess of internal targets:
◦Total capital ratio of 13.97%
◦Tier 1 common equity increased 3 basis points to 10.87%
◦Tangible common equity of 6.95%(1); decrease from linked quarter driven by decline in AOCI
◦Tangible book value per share of $10.97(1)

Archie Brown, President and Chief Executive Officer, commented, “We are pleased to announce another solid quarter of financial results which were in line with expectations. While we encountered some challenges related to mortgage banking and the wind down of PPP, the first quarter was a good start to what we expect will be a very strong year for First Financial.”

Mr. Brown continued, “First quarter results included adjusted(1) earnings per share of $0.46, return on assets of 1.09% and return on tangible common equity of 15.75%. These results were driven by provision recapture of $5.8 million, resulting from strong credit quality trends and stable economic conditions, and prudent expense management."

Mr. Brown added, “Improvement in net interest margin highlighted the quarter, with basic net interest margin increasing 12 basis points. The margin benefited from the Fed rate hike and higher asset yields, which we expect to increase further as the year progresses given our asset sensitive balance sheet. In addition, credit quality trends remain excellent, evidenced by stable classified asset levels, lower net charge-offs and provision recapture."

Mr. Brown further stated, "We were also pleased with our ability to diligently manage expenses, which were in line with our expectations despite elevated heathcare costs. First quarter fee income was lower than we anticipated as rising rates negatively impacted mortgage banking revenue. While foreign exchange declined from fourth quarter levels, Bannockburn's income can vary from quarter to quarter, and we expect them to rebound in the near term."

On loan growth, Mr. Brown remarked, "Loan growth was muted in the first quarter as originations were slowed by the peak of Omicron in January and higher payoffs continued as many borrowers sold their business or underlying assets. Loan pipelines are strengthening and we are optimistic about improving loan trends as we move further into the year."

Regarding the Summit acquisition, Mr. Brown commented, "The integration of Summit continues to go as expected. Its first quarter financial performance was in line with our initial expectations, and the cultural fit has proven to be as we had hoped. Given the impact of acquisition accounting, our expectation remains that Summit's contributions will be neutral to overall 2022 financial results, and we remain bullish on the the future success of the Company."

Mr. Brown concluded, “Our first quarter results have laid a strong foundation and we believe our asset sensitive balance sheet is well-positioned for the rising rates that are expected over the course of 2022. We have made strategic efforts to diversify our product offerings in recent years, and we believe those efforts position us to deliver the industry leading services to our clients and returns our shareholders have come to expect.”

Full detail of the Company’s first quarter 2022 performance is provided in the accompanying financial statements and slide presentation.

Teleconference / Webcast Information
First Financial’s executive management will host a conference call to discuss the Company’s financial and operating results on Friday, April 22, 2022 at 8:30 a.m. Eastern Time. Members of the public who would like to listen to the conference call should dial (844) 200-6205 (U.S. toll free), (646) 904-5544 (U.S. local) or +1 (929) 526-1599 (International), access code 773559. The number should be dialed five to ten minutes prior to the start of the conference call. A replay of the conference call will be available beginning one hour after the completion of the live call at (866) 813-9403 (U.S. toll free), (929) 458-6194 (U.S. local) and +44 204 525-0658 (all other locations), access code 565117. The recording will be available until April 29, 2022. The conference call will also be accessible as an audio webcast via the Investor Relations section of the Company’s website at www.bankatfirst.com. The webcast will be archived on the Investor Relations section of the Company’s website for 12 months.

Press Release and Additional Information on Website
This press release as well as supplemental information are available to the public through the Investor Relations section of First Financial's website at www.bankatfirst.com.

Use of Non-GAAP Financial Measures
This earnings release contains GAAP financial measures and Non-GAAP financial measures where management believes it to be helpful in understanding the Company’s results of operations or financial position. Where Non-GAAP financial measures are used, the comparable GAAP financial measures, as well as a reconciliation to the comparable GAAP financial measure, can be found in the section titled “Appendix: Non-GAAP to GAAP Reconciliation” in the accompanying slide presentation.

Forward-Looking Statements

Certain statements contained in this report which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as ‘‘believes,’’ ‘‘anticipates,’’ “likely,” “expected,” “estimated,” ‘‘intends’’ and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.  Examples of forward-looking statements include, but are not limited to, statements we make about (i) our future operating or financial performance, including revenues, income or loss and earnings or loss per share, (ii) future common stock dividends, (iii) our capital structure, including future capital levels, (iv) our plans, objectives and strategies, and (v) the assumptions that underlie our forward-looking statements.

As with any forecast or projection, forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances that may cause actual results to differ materially from those set forth in the forward-looking statements.  Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements.  Important factors that could cause actual results to differ materially from those in our forward-looking statements include the following, without limitation:

•economic, market, liquidity, credit, interest rate, operational and technological risks associated with the Company’s business;
•future credit quality and performance, including our expectations regarding future loan losses and our allowance for credit losses
•the effect of and changes in policies and laws or regulatory agencies, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and other legislation and regulation relating to the banking industry;
•Management’s ability to effectively execute its business plans;
•mergers and acquisitions, including costs or difficulties related to the integration of acquired companies;
•the possibility that any of the anticipated benefits of the Company’s acquisitions will not be realized or will not be realized within the expected time period;
•the effect of changes in accounting policies and practices;
•changes in consumer spending, borrowing and saving and changes in unemployment;
•changes in customers’ performance and creditworthiness;
•the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;

•current and future economic and market conditions, including the effects of changes in housing prices, fluctuations in unemployment rates, U.S. fiscal debt, budget and tax matters, geopolitical matters, and any slowdown in global economic growth;
•the adverse impact on the U.S. economy, including the markets in which we operate, of the novel coronavirus, which causes the Coronavirus disease 2019 (“COVID-19”), global pandemic, and the impact on the performance of our loan and lease portfolio, the market value of our investment securities, the availability of sources of funding and the demand for our products;
•our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms;
•financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services;
•the effect of the current interest rate environment or changes in interest rates or in the level or composition of our assets or liabilities on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgage loans held for sale;
•the effect of a fall in stock market prices on our brokerage, asset and wealth management businesses;
•a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber attacks;
•the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin; and
•our ability to develop and execute effective business plans and strategies.

Additional factors that may cause our actual results to differ materially from those described in our forward-looking statements can be found in our Form 10-K for the year ended December 31, 2021, as well as our other filings with the SEC, which are available on the SEC website at www.sec.gov.

All forward-looking statements included in this filing are made as of the date hereof and are based on information available at the time of the filing.  Except as required by law, the Company does not assume any obligation to update any forward-looking statement.

About First Financial Bancorp.
First Financial Bancorp. is a Cincinnati, Ohio based bank holding company. As of March 31, 2022, the Company had $16.0 billion in assets, $9.2 billion in loans, $12.8 billion in deposits and $2.1 billion in shareholders’ equity. The Company’s subsidiary, First Financial Bank, founded in 1863, provides banking and financial services products through its six lines of business: Commercial, Retail Banking, Investment Commercial Real Estate, Mortgage Banking, Commercial Finance and Wealth Management. These business units provide traditional banking services to business and retail clients. Wealth Management provides wealth planning, portfolio management, trust and estate, brokerage and retirement plan services and had approximately $3.3 billion in assets under management as of March 31, 2022. The Company operated 135 full service banking centers as of March 31, 2022, primarily in Ohio, Indiana, Kentucky and Illinois, while the Commercial Finance business lends into targeted industry verticals on a nationwide basis. Additional information about the Company, including its products, services and banking locations, is available at www.bankatfirst.com.

Contact Information
Investors/Analysts                    Media
Jamie Anderson                        Tim Condron
Chief Financial Officer                    Marketing Communications Manager
(513) 887-5400                        (513) 979-5796
InvestorRelations@bankatfirst.com            media@bankatfirst.com

Selected Financial Information
March 31, 2022
(unaudited)

FIRST FINANCIAL BANCORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended,
	Mar. 31,	Dec. 31,	Sep. 30,	June 30,	Mar. 31,
	2022	2021	2021	2021	2021
RESULTS OF OPERATIONS
Net income	$41,301	$46,945	$60,012	$50,888	$47,315
Net earnings per share - basic	$0.44	$0.51	$0.64	$0.53	$0.49
Net earnings per share - diluted	$0.44	$0.50	$0.63	$0.52	$0.48
Dividends declared per share	$0.23	$0.23	$0.23	$0.23	$0.23

KEY FINANCIAL RATIOS
Return on average assets	1.03%	1.16%	1.49%	1.26%	1.20%
Return on average shareholders' equity	7.53%	8.31%	10.53%	9.02%	8.44%
Return on average tangible shareholders' equity (1)	14.93%	15.11%	19.03%	16.31%	15.24%

Net interest margin	3.12%	3.19%	3.28%	3.27%	3.35%
Net interest margin (fully tax equivalent) (1)(2)	3.17%	3.23%	3.32%	3.31%	3.40%

Ending shareholders' equity as a percent of ending assets	13.35%	13.83%	14.01%	14.15%	13.97%
Ending tangible shareholders' equity as a percent of:
Ending tangible assets (1)	6.95%	7.58%	8.21%	8.37%	8.22%
Risk-weighted assets (1)	8.85%	9.91%	10.76%	11.12%	11.02%

Average shareholders' equity as a percent of average assets	13.75%	13.98%	14.14%	13.96%	14.17%
Average tangible shareholders' equity as a percent of
average tangible assets (1)	7.44%	8.20%	8.35%	8.23%	8.38%

Book value per share	$22.63	$23.99	$23.85	$23.59	$23.16
Tangible book value per share (1)	$10.97	$12.26	$13.09	$13.08	$12.78

Common equity tier 1 ratio (3)	10.87%	10.84%	11.54%	11.78%	11.81%
Tier 1 ratio (3)	11.24%	11.22%	11.92%	12.16%	12.19%
Total capital ratio (3)	13.97%	14.10%	14.97%	15.31%	15.41%
Leverage ratio (3)	8.64%	8.70%	9.05%	9.14%	9.34%

AVERAGE BALANCE SHEET ITEMS
Loans (4)	$9,266,774	$9,283,227	$9,502,750	$9,831,965	$9,951,855
Investment securities	4,308,059	4,343,513	4,189,253	4,130,207	3,782,993
Interest-bearing deposits with other banks	234,687	166,904	32,400	45,593	46,912
Total earning assets	$13,809,520	$13,793,644	$13,724,403	$14,007,765	$13,781,760
Total assets	$16,184,919	$16,036,417	$15,995,808	$16,215,469	$16,042,654
Noninterest-bearing deposits	$4,160,175	$4,191,457	$3,981,404	$4,003,626	$3,840,046
Interest-bearing deposits	8,623,800	8,693,792	8,685,949	8,707,553	8,531,822
Total deposits	$12,783,975	$12,885,249	$12,667,353	$12,711,179	$12,371,868
Borrowings	$701,287	$396,743	$562,964	$749,114	$886,379
Shareholders' equity	$2,225,495	$2,241,820	$2,261,293	$2,263,687	$2,272,749

CREDIT QUALITY RATIOS
Allowance to ending loans	1.34%	1.42%	1.59%	1.68%	1.71%
Allowance to nonaccrual loans	273.09%	272.76%	225.73%	184.77%	199.33%
Allowance to nonperforming loans	231.98%	219.96%	192.35%	162.12%	175.44%
Nonperforming loans to total loans	0.58%	0.65%	0.83%	1.03%	0.97%
Nonaccrual loans to total loans	0.49%	0.52%	0.70%	0.91%	0.86%
Nonperforming assets to ending loans, plus OREO	0.58%	0.65%	0.83%	1.04%	0.98%
Nonperforming assets to total assets	0.33%	0.37%	0.49%	0.62%	0.60%
Classified assets to total assets	0.67%	0.64%	1.04%	1.14%	1.22%
Net charge-offs to average loans (annualized)	0.10%	0.32%	0.10%	0.23%	0.38%

(1) Non-GAAP measure. For details on the calculation of these non-GAAP financial measures and a reconciliation to the GAAP financial measure, see the sections titled “Use of Non-GAAP Financial Measures” in this release and “Appendix: Non-GAAP to GAAP Reconciliation” in the accompanying slide presentation.
(2) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 21% tax rate. Management believes that it is a standard practice in the banking industry to present net interest margin and net interest income on a fully tax equivalent basis. Therefore, management believes these measures provide useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.
(3) March 31, 2022 regulatory capital ratios are preliminary.
(4) Includes loans held for sale.

FIRST FINANCIAL BANCORP.
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	2022	2021
	First	Fourth	Third	Second	First	Full
	Quarter	Quarter	Quarter	Quarter	Quarter	Year
Interest income
Loans and leases, including fees	$87,182	$92,682	$96,428	$97,494	$98,931	$385,535
Investment securities
Taxable	22,096	20,993	20,088	19,524	18,607	79,212
Tax-exempt	4,431	4,127	4,282	4,871	5,043	18,323
Total investment securities interest	26,527	25,120	24,370	24,395	23,650	97,535
Other earning assets	121	71	23	25	28	147
Total interest income	113,830	117,873	120,821	121,914	122,609	483,217

Interest expense
Deposits	2,623	3,089	3,320	3,693	4,333	14,435
Short-term borrowings	317	10	68	53	67	198
Long-term borrowings	4,544	3,968	4,023	4,142	4,333	16,466
Total interest expense	7,484	7,067	7,411	7,888	8,733	31,099
Net interest income	106,346	110,806	113,410	114,026	113,876	452,118
Provision for credit losses-loans and leases	(5,589)	(9,525)	(8,193)	(4,756)	3,450	(19,024)
Provision for credit losses-unfunded commitments	(226)	1,799	(1,951)	517	538	903
Net interest income after provision for credit losses	112,161	118,532	123,554	118,265	109,888	470,239

Noninterest income
Service charges on deposit accounts	7,729	8,645	8,548	7,537	7,146	31,876
Trust and wealth management fees	6,060	6,038	5,896	6,216	5,630	23,780
Bankcard income	3,337	3,602	3,838	3,732	3,128	14,300
Client derivative fees	799	2,303	2,273	1,795	1,556	7,927
Foreign exchange income	10,151	12,808	9,191	12,037	10,757	44,793
Leasing business income	6,076	0	0	0	0	0
Net gains from sales of loans	3,872	6,492	8,586	8,489	9,454	33,021
Net gain (loss) on sale of investment securities	3	(14)	(314)	(265)	(166)	(759)
Net gain (loss) on equity securities	(199)	321	108	161	112	702
Other	3,465	5,465	4,411	3,285	2,705	15,866
Total noninterest income	41,293	45,660	42,537	42,987	40,322	171,506

Noninterest expenses
Salaries and employee benefits	63,947	62,170	61,717	60,784	61,253	245,924
Net occupancy	5,746	5,332	5,571	5,535	5,704	22,142
Furniture and equipment	3,567	3,161	3,318	3,371	3,969	13,819
Data processing	8,264	8,261	7,951	7,864	7,287	31,363
Marketing	1,700	2,152	2,435	2,035	1,361	7,983
Communication	666	677	669	746	838	2,930
Professional services	2,159	5,998	2,199	2,029	1,450	11,676
State intangible tax	1,131	651	1,202	1,201	1,202	4,256
FDIC assessments	1,459	1,453	1,466	1,362	1,349	5,630
Intangible amortization	2,914	2,401	2,479	2,480	2,479	9,839
Leasing business expense	3,869	0	0	0	0	0
Other	7,383	17,349	10,051	12,236	5,614	45,250
Total noninterest expenses	102,805	109,605	99,058	99,643	92,506	400,812
Income before income taxes	50,649	54,587	67,033	61,609	57,704	240,933
Income tax expense (benefit)	9,348	7,642	7,021	10,721	10,389	35,773
Net income	$41,301	$46,945	$60,012	$50,888	$47,315	$205,160

ADDITIONAL DATA
Net earnings per share - basic	$0.44	$0.51	$0.64	$0.53	$0.49	$2.16
Net earnings per share - diluted	$0.44	$0.50	$0.63	$0.52	$0.48	$2.14
Dividends declared per share	$0.23	$0.23	$0.23	$0.23	$0.23	$0.92

Return on average assets	1.03%	1.16%	1.49%	1.26%	1.20%	1.28%
Return on average shareholders' equity	7.53%	8.31%	10.53%	9.02%	8.44%	9.08%

Interest income	$113,830	$117,873	$120,821	$121,914	$122,609	$483,217
Tax equivalent adjustment	1,467	1,386	1,434	1,619	1,652	6,091
Interest income - tax equivalent	115,297	119,259	122,255	123,533	124,261	489,308
Interest expense	7,484	7,067	7,411	7,888	8,733	31,099
Net interest income - tax equivalent	$107,813	$112,192	$114,844	$115,645	$115,528	$458,209

Net interest margin	3.12%	3.19%	3.28%	3.27%	3.35%	3.27%
Net interest margin (fully tax equivalent) (1)	3.17%	3.23%	3.32%	3.31%	3.40%	3.31%

Full-time equivalent employees	2,050 (2)	1,994	2,026	2,053	2,063

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 21% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income on a fully tax equivalent basis. Therefore, management believes these measures provide useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

(2) Includes 65 FTE from the Summit acquisition.

FIRST FINANCIAL BANCORP.
CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in thousands)
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	June 30,	Mar. 31,	% Change	% Change
	2022	2021	2021	2021	2021	Linked Qtr.	Comp Qtr.
ASSETS
Cash and due from banks	$230,428	$220,031	$209,748	$206,918	$210,191	4.7%	9.6%
Interest-bearing deposits with other banks	227,147	214,811	29,799	38,610	19,180	5.7%	N/M
Investment securities available-for-sale	3,957,882	4,207,846	4,114,094	3,955,839	3,753,763	(5.9)%	5.4%
Investment securities held-to-maturity	92,597	98,420	103,886	112,456	121,945	(5.9)%	(24.1)%
Other investments	114,563	102,971	97,831	129,432	131,814	11.3%	(13.1)%
Loans held for sale	12,670	29,482	33,835	31,546	34,590	(57.0)%	(63.4)%
Loans and leases
Commercial and industrial	2,800,209	2,720,028	2,602,848	2,701,203	3,044,825	2.9%	(8.0)%
Lease financing	125,867	109,624	67,855	68,229	66,574	14.8%	89.1%
Construction real estate	479,744	455,894	477,004	630,329	642,709	5.2%	(25.4)%
Commercial real estate	4,031,484	4,226,614	4,438,374	4,332,561	4,396,582	(4.6)%	(8.3)%
Residential real estate	913,838	896,069	922,492	932,112	946,522	2.0%	(3.5)%
Home equity	707,973	708,399	709,050	711,756	709,667	(0.1)%	(0.2)%
Installment	132,197	119,454	96,077	89,143	82,421	10.7%	60.4%
Credit card	50,305	52,217	47,231	46,177	44,669	(3.7)%	12.6%
Total loans	9,241,617	9,288,299	9,360,931	9,511,510	9,933,969	(0.5)%	(7.0)%
Less:
Allowance for credit losses	(124,130)	(131,992)	(148,903)	(159,590)	(169,923)	(6.0)%	(26.9)%
Net loans	9,117,487	9,156,307	9,212,028	9,351,920	9,764,046	(0.4)%	(6.6)%
Premises and equipment	190,975	193,040	192,580	192,238	204,537	(1.1)%	(6.6)%
Operating leases	87,432	73,857	0	0	0	18.4%	100.0%
Goodwill	999,959	1,000,749	937,771	937,771	937,771	(0.1)%	6.6%
Other intangibles	85,891	88,898	56,811	59,391	61,984	(3.4)%	38.6%
Accrued interest and other assets	892,119	942,729	968,210	1,021,798	935,250	(5.4)%	(4.6)%
Total Assets	$16,009,150	$16,329,141	$15,956,593	$16,037,919	$16,175,071	(2.0)%	(1.0)%

LIABILITIES
Deposits
Interest-bearing demand	$3,246,646	$3,198,745	$2,916,860	$2,963,151	$2,914,761	1.5%	11.4%
Savings	4,188,867	4,157,374	4,223,905	4,093,229	4,006,181	0.8%	4.6%
Time	1,121,966	1,330,263	1,517,419	1,548,109	1,731,757	(15.7)%	(35.2)%
Total interest-bearing deposits	8,557,479	8,686,382	8,658,184	8,604,489	8,652,699	(1.5)%	(1.1)%
Noninterest-bearing	4,261,429	4,185,572	4,019,197	3,901,691	3,995,370	1.8%	6.7%
Total deposits	12,818,908	12,871,954	12,677,381	12,506,180	12,648,069	(0.4)%	1.4%
Federal funds purchased and securities sold
under agreements to repurchase	0	51,203	81,850	255,791	181,387	(100.0)%	(100.0)%
FHLB short-term borrowings	185,000	225,000	107,000	217,000	0	(17.8)%	100.0%
Other	0	20,000	0	0	0	(100.0)%	N/M
Total short-term borrowings	185,000	296,203	188,850	472,791	181,387	(37.5)%	2.0%
Long-term debt	379,840	409,832	313,230	313,039	583,722	(7.3)%	(34.9)%
Total borrowed funds	564,840	706,035	502,080	785,830	765,109	(20.0)%	(26.2)%
Accrued interest and other liabilities	487,957	492,210	540,962	476,402	502,951	(0.9)%	(3.0)%
Total Liabilities	13,871,705	14,070,199	13,720,423	13,768,412	13,916,129	(1.4)%	(0.3)%

SHAREHOLDERS' EQUITY
Common stock	1,634,903	1,640,358	1,637,065	1,635,470	1,633,137	(0.3)%	0.1%
Retained earnings	857,178	837,473	812,082	773,857	745,220	2.4%	15.0%
Accumulated other comprehensive income (loss)	(142,477)	(433)	14,230	30,735	18,101	N/M	N/M
Treasury stock, at cost	(212,159)	(218,456)	(227,207)	(170,555)	(137,516)	(2.9)%	54.3%
Total Shareholders' Equity	2,137,445	2,258,942	2,236,170	2,269,507	2,258,942	(5.4)%	(5.4)%
Total Liabilities and Shareholders' Equity	$16,009,150	$16,329,141	$15,956,593	$16,037,919	$16,175,071	(2.0)%	(1.0)%

FIRST FINANCIAL BANCORP.
AVERAGE CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in thousands)
(Unaudited)

	Quarterly Averages
	Mar. 31,	Dec. 31,	Sep. 30,	June 30,	Mar. 31,
	2022	2021	2021	2021	2021
ASSETS
Cash and due from banks	$248,517	$253,091	$245,212	$237,964	$232,275
Interest-bearing deposits with other banks	234,687	166,904	32,400	45,593	46,912
Investment securities	4,308,059	4,343,513	4,189,253	4,130,207	3,782,993
Loans held for sale	15,589	24,491	28,365	28,348	29,689
Loans and leases
Commercial and industrial	2,736,613	2,552,686	2,634,306	2,953,185	3,029,716
Lease financing	115,703	67,537	67,159	66,124	70,508
Construction real estate	474,278	460,588	567,091	630,351	647,655
Commercial real estate	4,139,072	4,391,328	4,413,003	4,372,679	4,339,349
Residential real estate	903,567	917,399	937,969	940,600	980,718
Home equity	703,714	709,954	710,794	707,409	726,134
Installment	125,579	106,188	93,937	84,768	81,377
Credit card	52,659	53,056	50,126	48,501	46,709
Total loans	9,251,185	9,258,736	9,474,385	9,803,617	9,922,166
Less:
Allowance for credit losses	(129,601)	(144,756)	(157,727)	(169,979)	(177,863)
Net loans	9,121,584	9,113,980	9,316,658	9,633,638	9,744,303
Premises and equipment	192,832	192,941	193,775	200,558	206,628
Operating leases	81,907	801	0	0	0
Goodwill	1,000,238	938,453	937,771	937,771	937,771
Other intangibles	87,602	56,120	58,314	60,929	63,529
Accrued interest and other assets	893,904	946,123	994,060	940,461	998,554
Total Assets	$16,184,919	$16,036,417	$15,995,808	$16,215,469	$16,042,654

LIABILITIES
Deposits
Interest-bearing demand	$3,246,919	$3,069,416	$2,960,388	$2,973,930	$2,948,682
Savings	4,145,615	4,195,504	4,150,610	4,096,077	3,815,314
Time	1,231,266	1,428,872	1,574,951	1,637,546	1,767,826
Total interest-bearing deposits	8,623,800	8,693,792	8,685,949	8,707,553	8,531,822
Noninterest-bearing	4,160,175	4,191,457	3,981,404	4,003,626	3,840,046
Total deposits	12,783,975	12,885,249	12,667,353	12,711,179	12,371,868
Federal funds purchased and securities sold
under agreements to repurchase	45,358	79,382	186,401	194,478	184,483
FHLB short-term borrowings	257,800	2,445	63,463	40,846	67,222
Other	12,889	654	0	0	0
Total short-term borrowings	316,047	82,481	249,864	235,324	251,705
Long-term debt	385,240	314,262	313,100	513,790	634,674
Total borrowed funds	701,287	396,743	562,964	749,114	886,379
Accrued interest and other liabilities	474,162	512,605	504,198	491,489	511,658
Total Liabilities	13,959,424	13,794,597	13,734,515	13,951,782	13,769,905

SHAREHOLDERS' EQUITY
Common stock	1,638,321	1,637,828	1,635,833	1,633,950	1,636,884
Retained earnings	841,652	822,500	783,760	754,456	726,351
Accumulated other comprehensive loss	(38,448)	8,542	36,917	25,832	42,253
Treasury stock, at cost	(216,030)	(227,050)	(195,217)	(150,551)	(132,739)
Total Shareholders' Equity	2,225,495	2,241,820	2,261,293	2,263,687	2,272,749
Total Liabilities and Shareholders' Equity	$16,184,919	$16,036,417	$15,995,808	$16,215,469	$16,042,654

FIRST FINANCIAL BANCORP.
NET INTEREST MARGIN RATE/VOLUME ANALYSIS
(Dollars in thousands)
(Unaudited)

	Quarterly Averages
	March 31, 2022			December 31, 2021			March 31, 2021
	Balance	Interest	Yield	Balance	Interest	Yield	Balance	Interest	Yield
Earning assets
Investments:
Investment securities	$4,308,059	$26,527	2.50%	$4,343,513	$25,120	2.29%	$3,782,993	$23,650	2.54%
Interest-bearing deposits with other banks	234,687	121	0.21%	166,904	71	0.17%	46,912	28	0.24%
Gross loans (1)	9,266,774	87,182	3.82%	9,283,227	92,682	3.96%	9,951,855	98,931	4.03%
Total earning assets	13,809,520	113,830	3.34%	13,793,644	117,873	3.39%	13,781,760	122,609	3.61%

Nonearning assets
Allowance for credit losses	(129,601)			(144,756)			(177,863)
Cash and due from banks	248,517			253,091			232,275
Accrued interest and other assets	2,256,483			2,134,438			2,206,482
Total assets	$16,184,919			$16,036,417			$16,042,654

Interest-bearing liabilities
Deposits:
Interest-bearing demand	$3,246,919	$492	0.06%	$3,069,416	$461	0.06%	$2,948,682	$534	0.07%
Savings	4,145,615	850	0.08%	4,195,504	901	0.09%	3,815,314	1,178	0.13%
Time	1,231,266	1,281	0.42%	1,428,872	1,727	0.48%	1,767,826	2,621	0.60%
Total interest-bearing deposits	8,623,800	2,623	0.12%	8,693,792	3,089	0.14%	8,531,822	4,333	0.21%
Borrowed funds
Short-term borrowings	316,047	317	0.41%	82,481	10	0.05%	251,705	67	0.11%
Long-term debt	385,240	4,544	4.78%	314,262	3,968	5.01%	634,674	4,333	2.77%
Total borrowed funds	701,287	4,861	2.81%	396,743	3,978	3.98%	886,379	4,400	2.01%
Total interest-bearing liabilities	9,325,087	7,484	0.33%	9,090,535	7,067	0.31%	9,418,201	8,733	0.38%

Noninterest-bearing liabilities
Noninterest-bearing demand deposits	4,160,175			4,191,457			3,840,046
Other liabilities	474,162			512,605			511,658
Shareholders' equity	2,225,495			2,241,820			2,272,749
Total liabilities & shareholders' equity	$16,184,919			$16,036,417			$16,042,654

Net interest income	$106,346			$110,806			$113,876
Net interest spread			3.01%			3.08%			3.23%
Net interest margin			3.12%			3.19%			3.35%

Tax equivalent adjustment			0.05%			0.04%			0.05%
Net interest margin (fully tax equivalent)			3.17%			3.23%			3.40%

(1) Loans held for sale and nonaccrual loans are included in gross loans.

FIRST FINANCIAL BANCORP.
NET INTEREST MARGIN RATE/VOLUME ANALYSIS (1)
(Dollars in thousands)
(Unaudited)

	Linked Qtr. Income Variance			Comparable Qtr. Income Variance
	Rate	Volume	Total	Rate	Volume	Total
Earning assets
Investment securities	$2,220	$(813)	$1,407	$(356)	$3,233	$2,877
Interest-bearing deposits with other banks	17	33	50	(4)	97	93
Gross loans (2)	(3,404)	(2,096)	(5,500)	(5,304)	(6,445)	(11,749)
Total earning assets	(1,167)	(2,876)	(4,043)	(5,664)	(3,115)	(8,779)

Interest-bearing liabilities
Total interest-bearing deposits	$(386)	$(80)	$(466)	$(1,738)	$28	$(1,710)
Borrowed funds
Short-term borrowings	75	232	307	185	65	250
Long-term debt	(179)	755	576	3,153	(2,942)	211
Total borrowed funds	(104)	987	883	3,338	(2,877)	461
Total interest-bearing liabilities	(490)	907	417	1,600	(2,849)	(1,249)
Net interest income (1)	$(677)	$(3,783)	$(4,460)	$(7,264)	$(266)	$(7,530)

(1) Not tax equivalent.
(2) Loans held for sale and nonaccrual loans are included in gross loans.

FIRST FINANCIAL BANCORP.
CREDIT QUALITY
(Dollars in thousands)
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	June 30,	Mar. 31,
	2022	2021	2021	2021	2021
ALLOWANCE FOR CREDIT LOSS ACTIVITY
Balance at beginning of period	$131,992	$148,903	$159,590	$169,923	$175,679
Purchase accounting ACL for PCD	0	17	0	0	0
Provision for credit losses	(5,589)	(9,525)	(8,193)	(4,756)	3,450
Gross charge-offs
Commercial and industrial	2,845	1,364	2,617	3,729	7,910
Lease financing	131	0	0	0	0
Construction real estate	0	1,496	0	0	2
Commercial real estate	0	9,150	1,030	2,041	1,250
Residential real estate	22	6	74	46	1
Home equity	21	22	200	240	611
Installment	177	184	37	77	36
Credit card	246	149	230	179	222
Total gross charge-offs	3,442	12,371	4,188	6,312	10,032
Recoveries
Commercial and industrial	379	201	869	205	337
Lease financing	33	0	0	0	0
Construction real estate	0	0	0	3	0
Commercial real estate	222	4,292	223	75	195
Residential real estate	90	74	56	54	44
Home equity	265	303	426	317	177
Installment	21	27	53	37	34
Credit card	159	71	67	44	39
Total recoveries	1,169	4,968	1,694	735	826
Total net charge-offs	2,273	7,403	2,494	5,577	9,206
Ending allowance for credit losses	$124,130	$131,992	$148,903	$159,590	$169,923

NET CHARGE-OFFS TO AVERAGE LOANS AND LEASES (ANNUALIZED)
Commercial and industrial	0.37%	0.18%	0.26%	0.48%	1.01%
Lease financing	0.34%	0.00%	0.00%	0.00%	0.00%
Construction real estate	0.00%	1.29%	0.00%	0.00%	0.00%
Commercial real estate	(0.02)%	0.44%	0.07%	0.18%	0.10%
Residential real estate	(0.03)%	(0.03)%	0.01%	0.00%	(0.02)%
Home equity	(0.14)%	(0.16)%	(0.13)%	(0.04)%	0.24%
Installment	0.50%	0.59%	(0.07)%	0.19%	0.01%
Credit card	0.67%	0.58%	1.29%	1.12%	1.59%
Total net charge-offs	0.10%	0.32%	0.10%	0.23%	0.38%

COMPONENTS OF NONPERFORMING LOANS, NONPERFORMING ASSETS, AND UNDERPERFORMING ASSETS
Nonaccrual loans (1)
Commercial and industrial	$14,390	$17,362	$15,160	$27,426	$24,941
Lease financing	249	203	0	16	0
Construction real estate	0	0	0	0	0
Commercial real estate	19,843	19,512	38,564	45,957	44,514
Residential real estate	7,432	8,305	9,416	9,480	11,359
Home equity	3,377	2,922	2,735	3,376	4,286
Installment	163	88	91	115	146
Nonaccrual loans	45,454	48,392	65,966	86,370	85,246
Accruing troubled debt restructurings (TDRs)	8,055	11,616	11,448	12,070	11,608
Total nonperforming loans	53,509	60,008	77,414	98,440	96,854
Other real estate owned (OREO)	72	98	340	340	854
Total nonperforming assets	53,581	60,106	77,754	98,780	97,708
Accruing loans past due 90 days or more	87	137	104	155	92
Total underperforming assets	$53,668	$60,243	$77,858	$98,935	$97,800
Total classified assets	$106,839	$104,815	$165,462	$182,516	$196,782

CREDIT QUALITY RATIOS
Allowance for credit losses to
Nonaccrual loans	273.09%	272.76%	225.73%	184.77%	199.33%
Nonperforming loans	231.98%	219.96%	192.35%	162.12%	175.44%
Total ending loans	1.34%	1.42%	1.59%	1.68%	1.71%
Nonperforming loans to total loans	0.58%	0.65%	0.83%	1.03%	0.97%
Nonaccrual loans to total loans	0.49%	0.52%	0.70%	0.91%	0.86%
Nonperforming assets to
Ending loans, plus OREO	0.58%	0.65%	0.83%	1.04%	0.98%
Total assets	0.33%	0.37%	0.49%	0.62%	0.60%
Nonperforming assets, excluding accruing TDRs to
Ending loans, plus OREO	0.49%	0.52%	0.71%	0.91%	0.87%
Total assets	0.28%	0.30%	0.42%	0.54%	0.53%
Classified assets to total assets	0.67%	0.64%	1.04%	1.14%	1.22%

(1) Nonaccrual loans include nonaccrual TDRs of $16.2 million, $16.0 million, $20.3 million, $21.5 million, and $20.9 million, as of March 31, 2022, December 31, 2021, September 30, 2021, June 30, 2021, and March 31, 2021, respectively.

FIRST FINANCIAL BANCORP.
CAPITAL ADEQUACY
(Dollars in thousands, except per share data)
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	June 30,	Mar. 31,
	2022	2021	2021	2021	2021
PER COMMON SHARE
Market Price
High	$26.73	$25.79	$24.06	$26.02	$26.40
Low	$22.92	$22.89	$21.48	$23.35	$17.62
Close	$23.05	$24.38	$23.41	$23.63	$24.00

Average shares outstanding - basic	93,383,932	92,903,900	94,289,097	96,123,645	96,873,940
Average shares outstanding - diluted	94,263,925	93,761,909	95,143,930	97,009,712	97,727,527
Ending shares outstanding	94,451,496	94,149,240	93,742,797	96,199,509	97,517,693

Total shareholders' equity	$2,137,445	$2,258,942	$2,236,170	$2,269,507	$2,258,942

REGULATORY CAPITAL	Preliminary
Common equity tier 1 capital	$1,272,115	$1,262,789	$1,316,059	$1,333,209	$1,334,882
Common equity tier 1 capital ratio	10.87%	10.84%	11.54%	11.78%	11.81%
Tier 1 capital	$1,316,020	$1,306,571	$1,359,297	$1,376,333	$1,377,892
Tier 1 ratio	11.24%	11.22%	11.92%	12.16%	12.19%
Total capital	$1,635,003	$1,642,549	$1,706,513	$1,732,930	$1,741,755
Total capital ratio	13.97%	14.10%	14.97%	15.31%	15.41%
Total capital in excess of minimum requirement	$406,011	$419,754	$509,536	$544,478	$554,834
Total risk-weighted assets	$11,704,681	$11,645,666	$11,399,782	$11,318,590	$11,304,012
Leverage ratio	8.64%	8.70%	9.05%	9.14%	9.34%

OTHER CAPITAL RATIOS
Ending shareholders' equity to ending assets	13.35%	13.83%	14.01%	14.15%	13.97%
Ending tangible shareholders' equity to ending tangible assets (1)	6.95%	7.58%	8.21%	8.37%	8.22%
Average shareholders' equity to average assets	13.75%	13.98%	14.14%	13.96%	14.17%
Average tangible shareholders' equity to average tangible assets (1)	7.44%	8.20%	8.35%	8.23%	8.38%

REPURCHASE PROGRAM (2)
Shares repurchased	0	0	2,484,295	1,308,945	840,115
Average share repurchase price	N/A	N/A	$23.04	$25.11	$21.40
Total cost of shares repurchased	N/A	N/A	$57,231	$32,864	$17,982

(1) Non-GAAP measure. For details on the calculation of these non-GAAP financial measures and a reconciliation to the GAAP financial measure, see the sections titled “Use of Non-GAAP Financial Measures” in this release and “Appendix: Non-GAAP to GAAP Reconciliation” in the accompanying slide presentation.

(2) Represents share repurchases as part of publicly announced plans.

N/A = Not applicable